UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2013

Berkshire Homes, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	68-0680858
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2375 East Camelback Road, Suite 600 Phoenix, AZ 85016
(Address of principal executive offices)

(602) 387-5393
(Issuer’s telephone number)

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Berkshire Homes, Inc., a Nevada corporation (the “Company”) is amending its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2013 to include Item 5.01 of Form 8-K, as a change of control occurred in connection with the conversion of the promissory notes.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On July 9, 2013, Berkshire Homes, Inc. (the “Company”) issued 6,250,000 shares of common stock, $0.0001 par value per share (the “Common Shares”) to the holder (the “Note Holder”) of four 16% promissory notes with an aggregate principal amount of $500,000 (collectively, the “Notes”) pursuant to the terms of a Conversion Agreement (the “Agreement”). Pursuant to the terms of the Agreement, the Note Holder agreed to convert all accrued but unpaid interest on the Notes as of July 9, 2013, into 6,250,000 Common Shares (the “Interest Conversion”).

The foregoing is not a complete summary of the Interest Conversion as is qualified in its entirety by the Agreement, attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

The Common Shares were issued to an “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

The disclosures set forth in Item 3.02 are incorporated by reference into this Item 5.01.

As a result of the Conversion Agreement discussed above, Bay Capital A.G. is now in control of 58% of our issued and outstanding voting securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Conversion Agreement dated July 9, 2013 (1)

(1) Incorporated by reference to Current Report on Form 8-K filed July 11, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Homes, Inc.

/s/ Llorn Kylo

Llorn Kylo
CEO

Date: December 4, 2013

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